Exhibit 99.B(6)(b)

SCHEDULE A

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN

SEI EXCHANGE TRADED FUNDS

AND

SEI INVESTMENTS MANAGEMENT CORPORATION

AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024, AUGUST 15, 2025,

MARCH 9, 2026 AND [______________, 2026]

SEI QiM U.S. Large Cap Quality Active ETF

SEI QiM U.S. Large Cap Momentum Active ETF

SEI QiM U.S. Large Cap Value Active ETF

SEI QiM U.S. Large Cap Low Volatility Active ETF

SEI Select Small Cap ETF

SEI Select International Equity ETF

SEI Select Emerging Markets Equity ETF

SEI DBi Multi-Strategy Alternative ETF

SEI QiM U.S. Equity Factor Allocation Active ETF

SEI High Yield Bond & Alternative Credit ETF

SEI Ang Research Enhanced U.S. Large Cap ETF

SCHEDULE B

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN

SEI EXCHANGE TRADED FUNDS

AND

SEI INVESTMENTS MANAGEMENT CORPORATION

AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024, AUGUST 15, 2025,

MARCH 9, 2026 AND ______________, 2026

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

SEI QiM U.S. Large Cap Quality Active ETF	0.15%
SEI QiM U.S. Large Cap Momentum Active ETF	0.15%
SEI QiM U.S. Large Cap Value Active ETF	0.15%
SEI QiM U.S. Large Cap Low Volatility Active ETF	0.15%
SEI Select Small Cap ETF	0.55%
SEI Select International Equity ETF	0.50%
SEI Select Emerging Markets Equity ETF	0.60%
SEI DBi Multi-Strategy Alternative Fund	0.80%
SEI QiM U.S. Equity Factor Allocation Active ETF	0.30%
SEI High Yield Bond & Alternative Credit ETF	0.65%
SEI Ang Research Enhanced U.S. Large Cap ETF	0.10%

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

SEI EXCHANGE TRADED FUNDS	SEI INVESTMENTS MANAGEMENT CORPORATION

By:	By:

Name:	Name:

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